Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 20, 2017, Schweitzer-Mauduit International, Inc., a Delaware corporation (the “Company” or "SWM") completed the acquisition of Conwed Plastics, LLC, a Delaware limited liability company, and its Belgian subsidiary ("Conwed NV" and collectively with Conwed Plastics, LLC, “Conwed”) pursuant to that certain Equity Interest Purchase Agreement (the “Purchase Agreement”), dated as of December 14, 2016, by and among the Company, Delstar Technologies, Inc., a Delaware corporation as buyer ("Delstar"), Baldwin Enterprises, Inc., a Colorado corporation as seller ("Seller"), Conwed and, solely for the limited purposes specified therein, Leucadia National Corporation, a New York corporation ("Leucadia"). As a result of the transaction, Conwed and its subsidiaries (including Conwed NV) became wholly-owned indirect subsidiaries of the Company.

The consideration transfered to acquire Conwed was $296.7 million in cash, subject to certain customary post-closing adjustments, plus three potential earn-out payments not to exceed $40 million in the aggregate, payments of which are contingent upon the achievement of certain financial metrics in each of 2019, 2020 and 2021, in each case, upon the terms and subject to the conditions contained in the Purchase Agreement. The estimated fair value of the potential earn-out payments at the acquisition date was $12.9 million, for total consideration transferred of $309.6 million.

The purchase price for Conwed was funded from the Company’s borrowings under the First Amendment to Second Amended and Restated Credit Agreement ("Credit Agreement"), while the purchase price for Conwed NV was funded from cash on hand.

Conwed is a leading producer of resin-based netting solutions with proprietary manufacturing processes and innovative technologies. Conwed is headquartered in Minneapolis, Minnesota.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) Regulation S-X and should not be considered indicative of the consolidated financial position or results of operations that would have occurred if the acquisition had been completed on the dates indicated, nor are they indicative of the future consolidated financial position or results of operations of Schweitzer-Mauduit International, Inc. and Conwed following the completion of the acquisition.

The unaudited pro forma condensed combined financial statements do not reflect the potential realization of cost savings, restructuring or other costs relating to the integration of Conwed. The historical consolidated financial statements of the Company and Conwed have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the statement of income, expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed combined financial statements are based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regards to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, which could be material. The Company will finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”), but in no event later than one year from January 20, 2017, (the “Acquisition Date”).

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes thereto and were based on and should be read in conjunction with:

•
Schweitzer-Mauduit International, Inc.’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016;

•
Schweitzer-Mauduit International, Inc.’s unaudited consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2016 filed with the SEC on November 2, 2016;

•	The audited consolidated financial statements of Conwed and related notes for the year ended December 31, 2015 which are attached to the Company's Current Report on Form 8-K/A as Exhibit 99.1; and

•	Conwed’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2016 and 2015, which are attached to this Form 8-K/A as Exhibit 99.3.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2016
(dollars in millions)

	Historical		Pro Forma
	Schweitzer-Mauduit International, Inc.	Conwed Plastics, LLC	Adjustments		Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$89.5	$2.1	$(12.3)	(a)	$79.3
Accounts receivable, net	137.0	19.3	—		156.3
Inventories	110.9	17.9	2.6	(b)	131.4
Assets held for sale	20.1	—	—		20.1
Other current assets	5.6	1.7	—		7.3
Total Current Assets	363.1	41.0	(9.7)		394.4

Property, plant and equipment, net	308.9	20.4	11.4	(d)	340.7
Deferred income tax benefits	2.4	—	—		2.4
Investment in equity affiliates	67.6	—	—		67.6
Goodwill	232.4	14.4	99.8	(e)	346.6
Intangible assets, net	203.5	44.5	89.8	(e)	337.8
Other assets	27.0	—	—		27.0
Total Assets	$1,204.9	$120.3	$191.3		$1,516.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current debt	$3.2	$—	$(0.1)	(f)(g)	$3.1
Accounts payable	47.1	6.2	—		53.3
Income taxes payable	9.4	—	—		9.4
Accrued expenses	70.7	6.5	—		77.2
Total Current Liabilities	130.4	12.7	(0.1)		143.0

Long-term debt	441.1	—	286.0	(a)(f)(g)	727.1
Pension and other postretirement benefits	33.1	—	—		33.1
Deferred income tax liabilities	48.3	7.1	(6.3)	(c)	49.1
Other liabilities	26.6	0.8	12.9	(k)	40.3
Total Liabilities	679.5	20.6	292.5		992.6

Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	3.1	—	—		3.1
Additional paid-in-capital	57.2	0.6	(0.6)	(h)(j)	57.2
Retained earnings (accumulated deficit)	581.2	100.3	(100.3)	(h)	581.2
			(1.5)	(a)	(1.5)
Accumulated other comprehensive (loss) income, net of tax	(116.1)	(1.2)	1.2	(h)	(116.1)
Total Stockholders’ Equity	525.4	99.7	(101.2)		523.9
Total Liabilities and Stockholders’ Equity	$1,204.9	$120.3	$191.3		$1,516.5
See accompanying notes to unaudited pro forma condensed combined financial statements.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2016
(dollars in millions, except per share amounts)

	Historical		Pro Forma
	Schweitzer-Mauduit International, Inc. Continuing Operations	Conwed Plastics, LLC	Adjustments		Condensed Combined
Net sales	$641.2	$106.0	$3.8	(i)	$751.0
Cost of products sold	447.7	70.6	3.5	(d)(i)	521.8
Gross profit	193.5	35.4	0.3		229.2

Selling expense	18.8	6.1	—		24.9
Research expense	12.9	1.2	—		14.1
General expense	57.9	13.0	2.2	(e)	73.1
Total nonmanufacturing expenses	89.6	20.3	2.2		112.1

Restructuring and impairment expense	4.0	—	—		4.0
Operating profit (loss)	99.9	15.1	(1.9)		113.1
Interest expense	12.6	—	6.0	(g)	18.6
Other income, net	4.0	—	—		4.0
Income (loss) from continuing operations before income taxes and income from equity affiliates	91.3	15.1	(7.9)		98.5

Provision (benefit) for income taxes	27.9	5.3	(3.3)	(c)	29.9
Income (loss) from equity affiliates	2.4	0.2	(0.2)	(j)	2.4
Net income (loss) from continuing operations	$65.8	$10.0	$(4.8)		$71.0

Net income per share
Basic	$2.16				$2.33
Diluted	$2.15				$2.32

Weighted average shares outstanding:
Basic	30,308,200				30,308,200
Diluted	30,443,100				30,443,100
See accompanying notes to unaudited pro forma condensed combined financial statements.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2015
(dollars in millions, except per share amounts)

	Historical		Pro Forma
	Schweitzer-Mauduit International, Inc. Continuing Operations	Conwed Plastics, LLC	Adjustments		Condensed Combined
Net sales	$764.1	$134.2	$4.1	(i)	$902.4
Cost of products sold	539.7	94.8	3.8	(d)(i)	638.3
Gross profit	224.4	39.4	0.3		264.1

Selling expense	22.2	6.9	—		29.1
Research expense	14.0	1.1	—		15.1
General expense	70.6	16.4	2.5	(e)	89.5
Total nonmanufacturing expenses	106.8	24.4	2.5		133.7

Restructuring and impairment expense	14.6	—	—		14.6
Operating profit (loss)	103.0	15.0	(2.2)		115.8
Interest expense	9.7	—	8.0	(g)	17.7
Other income, net	12.2	—	—		12.2
Income (loss) from continuing operations before income taxes and income from equity affiliates	105.5	15.0	(10.2)		110.3

Provision (benefit) for income taxes	21.6	5.2	(3.9)	(c)	22.9
Income (loss) from equity affiliates	6.6	0.1	(0.1)	(j)	6.6
Net income (loss) from continuing operations	$90.5	$9.9	$(6.4)		$94.0

Net income per share
Basic	$2.97				$3.09
Diluted	$2.96				$3.08

Weighted average shares outstanding:
Basic	30,251,400				30,251,400
Diluted	30,374,300				30,374,300
See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On January 20, 2017, the Company completed the acquisition of Conwed Plastics, LLC, a Delaware limited liability company, and its Belgian subsidiary (collectively, “Conwed”) for $296.7 million in cash, subject to certain customary post-closing adjustments, plus three potential earn-out payments not to exceed $40 million in the aggregate, which payments are contingent upon the achievement of certain financial metrics in each of 2019, 2020 and 2021, in each case, upon the terms and subject to the conditions contained in the Purchase Agreement. The estimated fair value of the potential earn-out payments at the acquisition date was $12.9 million, for total consideration transferred of $309.6 million. The transaction was accounted for under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), with the Company treated as the accounting acquirer. Under the acquisition method of accounting, substantially all of Conwed’s assets acquired and liabilities assumed in the transaction were recorded by the Company at their acquisition date fair values while transaction costs associated with the transaction were expensed as incurred.

The unaudited pro forma condensed combined financial statements were prepared in accordance with US GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") Regulation S-X, and present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the acquisition and adjustments described in these footnotes. The unaudited pro forma condensed combined financial statements have been derived from the audited and unaudited historical financial statements of the Company and Conwed.

The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on September 30, 2016 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2015, and nine months ended September 30, 2016, give effect to the acquisition as if it occurred on January 1, 2015.

2.	CONSIDERATION TRANSFERRED AND PRELIMINARY VALUE OF NET ASSETS ACQUIRED
The acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.
The accounting for the business combination is based on currently available information and is considered preliminary. The final accounting for the business combination may differ materially from that presented in these unaudited pro forma condensed financial statements.
The consideration transferred to acquire Conwed was $296.7 million in cash, subject to certain customary post-closing adjustments, plus three potential earn-out payments not to exceed $40 million in the aggregate, which payments are contingent upon the achievement of certain financial metrics in each of 2019, 2020 and 2021, in each case, upon the terms and subject to the conditions contained in the Purchase Agreement. The estimated fair value of the potential earn-out payments at the acquisition date was $12.9 million, for total consideration transferred of $309.6 million. The following table summarizes the preliminary accounting for the business combination for the Conwed acquisition ($ in millions):

Fair value at acquisition date
Cash & cash equivalents	$2.1
Accounts receivable	19.3
Inventory	20.5
Other current assets	1.7
Properties, plant and equipment	31.8
Identifiable intangible assets	134.3
Total Assets	209.7
Accounts payable and accrued expenses	12.7
Deferred income tax liabilities	0.8
Long-term liabilities	0.8
Net assets acquired	195.4
Goodwill	114.2
Fair value of consideration transferred	$309.6

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3.    PROFORMA ADJUSTMENTS

Reclassifications
Certain historical balance sheet line items have been reclassified to conform to the pro forma condensed combined presentation.

Adjustments

(a)	Represents the preliminary net adjustment to cash in connection with the acquisition ($ in millions):

As of September 30, 2016
Proceeds received from amended and restated credit agreement (1)	$286.5
Proceeds used for acquisition of Conwed (2)	(296.7)
Payment of transaction costs (3)	(2.1)
Net adjustment to cash	$(12.3)

(1)	Represents the portion of proceeds from the Revolving Credit Facility, as amended and restated, with JP Morgan Chase Bank, N.A. and various other institutions used to finance the Acquisition.

(2)	Represents the consideration transferred described in Note 2.

(3)
Represents the payment of costs incurred after September 30, 2016 associated with the acquisition. The amount represents $1.5 million of direct and indirect acquisition-related costs and $0.6 million of capitalized financing costs incurred related to the amended and restated credit facility.

(b)
Inventory acquired in the acquisition was adjusted to reflect the estimated fair value of inventory acquired. The unaudited pro forma condensed combined statements of income do not reflect the impact on cost of sales of the estimated purchase accounting adjustment; the adjustment is directly related to the acquisition and is not expected to have a continuing impact on the Company’s operations.

(c)
Reflects the estimated deferred taxes and income tax effect related to (1) the income from continuing operations before income taxes of Conwed as incorporated into SWM's organizational structure and (2) pro forma adjustments recorded herein. Tax-related adjustments are based upon an estimated combined statutory tax rate of 36% and assumed utilization of deferred tax attributes. This rate does not reflect SWM’s effective tax rate, which includes other tax charges or benefits.

(d)
Represents the adjustment to property, plant and equipment ("PP&E") to reflect the preliminary estimate of fair value and the depreciation expense related to the change in fair value of fixed assets recorded in relation to the acquisition. Depreciation expense has been estimated based upon the nature of activities associated with the PP&E acquired and therefore, for purposes of these unaudited pro forma condensed combined financial statements, SWM has reflected the estimated depreciation expense in cost of products sold.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The amounts assigned to PP&E, the estimated useful lives, and the estimated depreciation expense related to the PP&E acquired are as follows ($ in millions):

			Depreciation Expense for the:
	Preliminary Fair Value	Estimated weighted Average Life (years)	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Land	$2.9	N/A	$—	$—
Buildings and improvements	10.4	17.9	0.5	0.7
Machinery and equipment	16.9	6.3	2.2	2.8
Construction in progress	1.6	N/A	—	—
Total	$31.8		$2.7	$3.5
Less: Conwed historical PP&E, net and depreciation expense	20.4		3.0	3.8
Pro forma adjustments	$11.4		$(0.3)	$(0.3)

N/A = Not Applicable

(e)
Reflects the elimination of Conwed’s historical goodwill of $14.4 million and intangible assets of $44.5 million and the preliminary estimated adjustment to goodwill of $99.8 million, the pro forma impact of the recognized identifiable intangible assets that are being acquired, and the related amortization expense related to the change in fair value of identifiable intangible assets acquired as a result of the acquisition.

The preliminary amount assigned to goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed described in Note 2. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, SWM will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributed primarily to Conwed’s revenue growth from combining the SWM and Conwed businesses and workforce as well as the benefits of access to different markets and customers. The goodwill acquired in connection with Conwed and its domestic subsidiaries is expected to be deductible for tax purposes. The goodwill associated with Conwed's Belgian subsidiary is not expected to be deductible for tax purposes.

The preliminary amounts assigned to the identifiable intangible assets, the estimated useful lives, and the estimated amortization expense related to these identifiable intangible assets are as follows ($ in millions):

			Amortization Expense for the:
	Preliminary Fair Value	Estimated Weighted Average Life (years)	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Customer relationships	$107.9	15.0	$5.4	$7.2
Developed technology	18.1	17.2	0.8	1.1
Trade names - indefinite lived	7.1	N/A	—	—
Non-competition agreements	1.2	7.2	0.1	0.1
Total	$134.3		$6.3	$8.4

Less: Conwed historical intangible assets, net and amortization expense	44.5		4.1	5.9
Pro forma adjustments	$89.8		$2.2	$2.5

N/A = Not Applicable

Customer Relationships
Approximately $107.9 million, or 80% of the identified intangible assets, has been preliminarily assigned to customer relationships with an estimated useful life of 15 years. The fair value of the customer relationships was estimated based on an income approach using the multi-period excess earnings method. The remaining useful life of customer relationships

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

was estimated based on historical customer attrition, new customer acquisition and the expected future economic benefit of the asset.

Developed Technology
Approximately $18.1 million, or 14% of the identified intangible assets, has been preliminarily assigned to developed technology with an estimated weighted average useful life of approximately 17 years. The fair value of the developed technology was estimated based on an income approach using the relief from royalty method.

Trade Names
Approximately $7.1 million, or 5% of the identified intangible assets, has been preliminarily assigned to trade names with an indefinite useful life. The fair value of the trade names was estimated based on an income approach using the relief from royalty method.

Non-Competition Agreements
Approximately $1.2 million, or 1% of the identified intangible assets, has been preliminarily assigned to non-competition agreements with certain employees of the Company. The fair value of the non-competition agreements was estimated based on an income approach using the probability of competition and success of the specified individuals.

(f)
Represents the capitalization of $0.6 million of the Company’s deferred financing costs associated with the amended and restated credit agreement, of which $0.1 million and $0.5 million are recorded as current and long-term, respectively.

(g)
Represents an increase in additional long-term debt incurred by SWM. As part of the acquisition, SWM entered into the First Amendment to Second Amended and Restated Credit Agreement ("Credit Agreement Amendment"). Effective upon the closing of the transaction, the Credit Agreement Amendment increased the permitted maximum net debt to EBITDA ratio. The Credit Agreement Amendment also contains representations and warranties which are customary for facilities of this type. Proceeds totaling $286.5 million were drawn on the revolving Credit facility to fund part of the acquisition. The remaining purchase price was funded with existing cash on hand. The annual interest rate on the Revolving Credit Facility is LIBOR plus an applicable margin of 2.00%. The adjustments to interest expense reflect the expected interest expense to be incurred by SWM as a result of the acquisition. SWM incurred $0.6 million in refinancing costs in conjunction with the new credit facility, which was capitalized and is being amortized over the time between the date of acquisition and the Credit Agreement's scheduled maturity. The adjustments related to the amortization of deferred financing costs are incremental to SWM’s historical amortization expense. The LIBOR that was in effect as of the date of the acquisition was used in the following table ($ in millions):

New debt and related interest expense	Rate	Debt	For the Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
Revolving Credit Facility, amended and restated	2.75%	$286.5	$5.9	$7.9
Amortization of deferred financing costs		(0.6)	0.1	0.1
Net adjustment to interest expense related to new debt (1)		$285.9	$6.0	$8.0

(1)	A hypothetical 0.125% change in interest rate would result in a $0.3 million change in interest expense for both the nine months ended September 30, 2016 and for the year ended December 31, 2015.

(h)	Represents the elimination of Conwed’s historical equity.

(i)	Represents reclassification of Conwed freight costs from a component of net sales to cost of products sold in order to conform to SWM policy regarding presentation of freight costs.

(j)
Represents the elimination of the redeemable noncontrolling interest in Filtrexx, one of Conwed's subsidiaries. As of September 30, 2016, the noncontrolling interest in Filtrexx was 4.69% of the issued and outstanding shares of Filtrexx. On October 31, 2016, Conwed exercised its call options for $0.6 million and redeemed all of the noncontrolling interest.

(k)
Represents the present value of the three potential earn-out payments not to exceed $40 million in the aggregate, which payments are contingent upon the achievement of certain financial metrics in each of 2019, 2020 and 2021, in each case, upon the terms and subject to the conditions contained in the Purchase Agreement.